Exhibit 99.1

Press Release

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

ARGO GROUP REPORTS THIRD QUARTER 2015 NET INCOME OF $1.24 PER DILUTED SHARE

HAMILTON, Bermuda (Oct. 26, 2015) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three and nine months ended Sept. 30, 2015.

"Argo Group’s continued focus and commitment to specialty lines produced consistent underwriting profits across all of our business segments," said CEO Mark E. Watson III. "In addition, we continue to selectively grow in our profitable niches.”

HIGHLIGHTS FOR THE THIRD QUARTER ENDED SEPT. 30, 2015:
●	Gross written premiums were up 6.9% to $531.4 million from $497.2 million in the third quarter of 2014.
●	After-tax operating income was $24.6 million or $0.86 per diluted share, compared to $23.5 million or $0.81 per diluted share for the third quarter of 2014.
●	Net income was $35.3 million or $1.24 per diluted share, compared to $44.7 million or $1.54 per diluted share for the third quarter of 2014.
●	Pre-tax underwriting income increased 10.9% to $13.2 million in the third quarter of 2015 from $11.9 million for the third quarter of 2014.
●
The combined ratio was 96.2% compared to 96.4% for the third quarter of 2014.  The loss and expense ratios for the quarter were 57.8% and 38.4%, respectively, compared to 56.8% and 39.6% for the third quarter of 2014.

●
Net favorable prior-year reserve development was $6.6 million (benefiting the combined ratio by 1.9 points), compared with $3.1 million (benefiting the combined ratio by 0.9 points) for the third quarter of 2014.

●	Estimated pre-tax catastrophe losses were $13.1 million or 3.9 points on the combined ratio, compared to $5.5 million or 1.7 points on the combined ratio for the third quarter of 2014.
●	The loss ratio excluding catastrophes and reserve development was 55.8% for the third quarter of 2015, compared to 56.0% for the third quarter of 2014.
●	During the quarter, the Company repurchased $4.8 million or 85,959 shares of its common stock at an average price of $55.27 per share.

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HIGHLIGHTS FOR THE NINE MONTHS ENDED SEPT. 30, 2015:
●	Gross written premiums were up 5.8% to $1.566 billion from $1.480 billion in the first nine months of 2014.
●	After-tax operating income was $79.9 million or $2.80 per diluted share, compared to $72.3 million or $2.47 per diluted share for the first nine months of 2014.
●	Net income was $122.0 million or $4.28 per diluted share, compared to $123.5 million or $4.21 per diluted share for the first nine months of 2014.
●	Pre-tax underwriting income increased 24.1% to $50.4 million in the first nine months of 2015 from $40.6 million in 2014.
●
The combined ratio was 95.0% compared to 96.0% for the first nine months of 2014.  The loss and expense ratios for the first nine months of 2015 were 55.9% and 39.1%, respectively compared to 56.0% and 40.0% for the first nine months of 2014.

●
Net favorable prior-year reserve development was $15.3 million (benefiting the combined ratio by 1.5 points), compared with $26.4 million (benefiting the combined ratio by 2.6 points) for the first nine months of 2014.

●	Estimated pre-tax catastrophe losses were $18.5 million or 1.8 points on the combined ratio, compared to $13.9 million or 1.5 points on the combined ratio for the first nine months of 2014.
●	The loss ratio excluding catastrophes and reserve development was 55.6% for the first nine months of 2015, compared to 57.2% for the first nine months of 2014.
●
In the first nine months of 2015, the Company repurchased $29.7 million or 575,055 shares of its common stock at an average share price of $51.58, which represents 2.0% of net shares outstanding at December 31, 2014.

●	Book value per share increased to $58.89, up 1.2% from $58.22 at Dec. 31, 2014.
●	At Sept. 30, 2015, cash and investments totaled $4.2 billion with a net pre-tax unrealized gain of approximately $99.7 million.
Notes:
All per share amounts, except for number of shares repurchased, are adjusted for the 10% stock dividend that was paid on March 16, 2015, to stockholders of record on March 2, 2015.
All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums.  Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.
After-tax operating income is defined as net income excluding net realized investment gains/losses and foreign currency exchange gains/losses at an assumed 20% effective tax rate.

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FINANCIAL HIGHLIGHTS BY SEGMENT
Excess and Surplus Lines
The Excess and Surplus Lines segment in the third quarter reported gross written premiums of $162.4 million, up $15.9 million or 10.9%, compared to $146.5 million in the third quarter of 2014.  The primary driver of growth in the quarter was casualty and professional lines.  Net written premiums were up 9.2% to $132.7 million, and earned premiums were up 11.9% to $135.7 million, when compared to the third quarter of 2014.  Underwriting income was $19.2 million for the quarter, compared to $20.3 million for the third quarter of 2014.  The third quarter 2015 combined ratio of 85.9% compares to 83.4% for the prior-year quarter.  Net favorable prior-year reserve development was $10.1 million for the third quarter of 2015, benefiting the combined ratio by 7.5 points, compared to net favorable prior-year reserve development of $12.9 million or 10.6 points for the third quarter of 2014.  Catastrophe losses for the quarter were $2.7 million or 2.0 points on the combined ratio, compared to $0.5 million or 0.4 points for the third quarter of 2014.  The third quarter 2015 loss ratio, excluding catastrophe losses and reserve development, was 60.3% compared to 58.6% for the third quarter of 2014.

For the nine months ended Sept. 30, 2015, gross written premiums were $521.2 million, up $58.9 million or 12.7%, compared to $462.3 million in the first nine months of 2014.  Net written premiums were up 15.8% to $424.9 million, and earned premiums were up 7.1% to $389.9 million, when compared to the first nine months of 2014.  Underwriting income was $53.6 million compared to $53.5 million for the first nine months of 2014.  The first nine months 2015 combined ratio of 86.3% compares to 85.3% for the first nine months of 2014.  Net favorable prior-year reserve development was $25.1 million for the first nine months of 2015, benefiting the combined ratio by 6.4 points, compared to net favorable prior-year reserve development of $34.6 million or 9.5 points for the first nine months of 2014.  Catastrophe losses for the first nine months of 2015 were $4.7 million or 1.2 points on the combined ratio, compared to $2.9 million or 0.8 points for the first nine months of 2014.  The first nine months 2015 loss ratio, excluding catastrophe losses and reserve development, was 59.5% compared to 60.3% for the first nine months of 2014.

Commercial Specialty
The Commercial Specialty segment reported gross written premiums of $147.8 million, up $9.1 million or 6.6%, compared to $138.7 million in the third quarter of 2014.  Growth in the quarter was driven by program, public entity, and surety businesses.  Net written premiums were down 5.7% to $97.3 million, and earned premiums were up 0.9% to $73.3 million, when compared to the third quarter of 2014.  Underwriting income was $8.1 million for the quarter, compared to $3.0 million for the third quarter of 2014.  The third quarter 2015 combined ratio of 89.0% compares to 95.9% for the prior-year quarter.  For the third quarter of 2015, net favorable prior-year reserve development was $1.2 million or 1.6 points on the combined ratio, compared to net unfavorable prior-year reserve development of $0.3 million or 0.4 points for the third quarter of 2014.  Catastrophe losses for the quarter were $0.4 million or 0.7 points on the combined ratio, compared to $1.0 million or 1.4 points for the third quarter of 2014.  The third quarter 2015 loss ratio, excluding catastrophe losses and reserve development, was 56.8% compared to 58.5% for the third quarter of 2014.

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For the nine months ended Sept. 30, 2015, gross written premiums were $347.3 million, up $19.1 million or 5.8%, compared to $328.2 million in the first nine months of 2014.  Net written premiums were down 4.5% to $216.6 million, and earned premiums were up 1.0% to $217.6 million, when compared to the first nine months of 2014.  Underwriting income was $11.4 million compared to an underwriting loss of $0.5 million for the first nine months of 2014.  The first nine months 2015 combined ratio of 94.8% compares to 100.3% for the first nine months of 2014.  For the first nine months of 2015, net unfavorable prior-year reserve development was $10.4 million or 4.8 points on the combined ratio, compared to net unfavorable prior-year reserve development of $5.2 million or 2.4 points for the first nine months of 2014.  Catastrophe losses for the first nine months of 2015 were $1.8 million or 0.9 points on the combined ratio, compared to $5.0 million or 2.4 points for the first nine months of 2014.  The first nine months 2015 loss ratio, excluding catastrophe losses and reserve development, was 57.1% compared to 59.9% for the first nine months of 2014.

Syndicate 1200
The segment reported gross written premiums of $157.7 million in the third quarter of 2015, up $11.0 million or 7.5% from $146.7 million for third quarter of 2014.  Growth versus a year ago primarily reflects North America binder business, International Casualty, and our new platforms in Asia.  Net written premiums were $114.9 million versus $116.5 million in the third quarter of 2014. Earned premiums were $99.1 million versus $104.4 million for the third quarter of 2014.  Underwriting income was $4.1 million for the quarter, compared to $7.2 million for the third quarter of 2014, reflecting a combined ratio of 95.9%, compared with 93.1% in the prior-year quarter.  Net favorable prior-year reserve development was $0.3 million or 0.3 points on the combined ratio for the third quarter of 2015, compared to net favorable prior-year reserve development of $0.6 million or 0.6 points for the third quarter of 2014.  Catastrophe losses for the quarter were $4.0 million or 4.0 points on the combined ratio, compared to no catastrophe losses for the third quarter of 2014.  The third quarter 2015 loss ratio, excluding catastrophe losses and reserve development, was 51.4%, compared to 54.9% in the third quarter of 2014.

For the nine months ended Sept. 30, 2015, gross written premiums were $463.5 million, up $19.7 million or 4.4% from $443.8 million for the first nine months of 2014.  Net written premiums were $316.5 million versus $324.5 million in the first nine months of 2014.  Earned premiums were $305.5 million versus $305.9 million for the first nine months of 2014.  Underwriting income was $20.6 million compared to $27.4 million for the first nine months of 2014, reflecting a combined ratio of 93.3%, compared with 91.1% in the first nine months of 2014.  Net favorable prior-year reserve development for the first nine months of 2015 was $2.8 million or 0.9 points on the combined ratio for the first nine months of 2015, compared to net favorable prior-year reserve development of $15.8 million or 5.2 points for the first nine months of 2014.  Catastrophe losses for the first nine months of 2015 were $5.0 million or 1.6 points on the combined ratio, compared to no catastrophe losses for the first nine months of 2014.  The first nine months 2015 loss ratio, excluding catastrophe losses and reserve development, was 51.9%, compared to 55.6% in the first nine months of 2014.

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International Specialty
The International Specialty segment includes our property reinsurance business as well as our insurance business in Bermuda and Brazil.  In the third quarter of 2015, gross written premiums were $63.2 million, down $0.8 million or 1.3% from $64.0 million for the third quarter of 2014.  The decline reflects more competitive market conditions in nearly all of this segment’s business lines.  Net written premiums were $41.0 million versus $38.0 million in the third quarter of 2014. Earned premiums for the quarter were $37.6 million versus $38.0 million for the third quarter of 2014.  Underwriting income was $1.4 million for the quarter, compared to $2.5 million for the third quarter of 2014, reflecting a combined ratio of 96.5%, compared with 93.1% in the prior-year quarter.  Net favorable prior-year reserve development was $2.1 million or 5.8 points on the combined ratio for the third quarter of 2015, compared to net favorable reserve development of $0.5 million or 1.4 points for the third quarter of 2014.  Catastrophe losses for the quarter were $6.0 million or 17.6 points on the combined ratio, compared to $4.0 million or 12.1 points for the third quarter of 2014. The third quarter 2015 loss ratio, excluding catastrophe losses and reserve development, was 49.7%, compared to 47.6% in the third quarter of 2014.

For the nine months ended Sept. 30, 2015, gross written premiums were $233.5 million, down $11.1 million or 4.5% from $244.6 million for the first nine months of 2014.  Net written premiums were down slightly to $135.4 million versus $135.6 million in the first nine months of 2014.  Earned premiums were up 0.5% to $113.2 million versus $112.6 million for the first nine months of 2014.  Underwriting income was $14.9 million compared to $12.6 million for the first nine months of 2014, reflecting a combined ratio of 86.8%, compared with 88.8% in the first nine months of 2014.  Net favorable prior-year reserve development for the first nine months of 2015 was $5.8 million or 5.2 points on the combined ratio for the first nine months of 2015, compared to net favorable prior-year reserve development of $0.1 million or 0.1 points for the first nine months of 2014.  Catastrophe losses for the first nine months of 2015 were $7.0 million or 6.7 points on the combined ratio compared to $6.0 million or 5.8 points in the first nine months of 2014.  The first nine months 2015 loss ratio, excluding catastrophe losses and reserve development, was 49.4%, compared to 46.8% in the first nine months of 2014.

CONFERENCE CALL
Argo Group management will conduct an investor conference call tomorrow, Oct. 27, 2015, starting at 11 a.m. EDT (Noon ADT).  A live webcast of the conference call can be accessed by visiting http://services.choruscall.com/links/agii151027.  Participants inside the U.S. can access the call by phone by dialing (877) 291-5203.  Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610.  Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the conference call and can be accessed at http://services.choruscall.com/links/agii151027.  In addition, a telephone replay of the call will be available through Nov. 3, 2015, to callers from inside the U.S. by dialing (877) 344-7529 (conference # 10074943). Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10074943).

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ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Syndicate 1200 and International Specialty.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES
In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premiums earned less underwriting expenses and claims incurred).  Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.

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"Operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized net income return on average equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.  The assumed tax rate is 20%.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2015	2014
	(unaudited)
Assets
Total investments	$4,133.0	$4,097.9
Cash	96.2	81.0
Accrued investment income	21.0	22.1
Receivables	1,504.7	1,350.8
Goodwill and intangible assets	226.6	230.8
Deferred acquisition costs, net	141.4	124.6
Ceded unearned premiums	262.5	207.6
Other assets	242.1	241.5
Total assets	$6,627.5	$6,356.3

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,104.1	$3,042.4
Unearned premiums	932.7	817.2
Ceded reinsurance payable, net	286.4	178.8
Senior unsecured fixed rate notes	143.8	143.8
Other indebtedness	57.4	62.0
Junior subordinated debentures	172.7	172.7
Other liabilities	288.9	292.7
Total liabilities	4,986.0	4,709.6

Total shareholders' equity	1,641.5	1,646.7
Total liabilities and shareholders' equity	$6,627.5	$6,356.3

Book value per common share	$58.89	$58.22

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Gross Written Premiums	$531.4	$497.2	$1,565.9	$1,480.4
Net Written Premiums	386.2	380.5	1,093.8	1,055.6

Earned Premiums	346.0	337.6	1,026.6	999.4
Net Investment Income	21.3	20.8	63.9	64.7
Fee and other income (expense), net	1.0	1.6	(0.1)	0.1
Net Realized Investment and Other Gains	3.7	12.9	25.0	42.5
Total Revenue	372.0	372.9	1,115.4	1,106.7

Losses and Loss Adjustment Expenses	200.0	191.9	574.3	559.5
Underwriting, Acquisition and Insurance Expenses	132.8	133.8	401.9	399.3
Interest Expense	4.8	4.9	14.3	15.0
Fee Expense, net
Foreign Currency Exchange Gain	(1.8)	(6.0)	(8.4)	(2.8)
Total Expenses	335.8	324.6	982.1	971.0

Income Before Taxes	36.2	48.3	133.3	135.7
Income Tax Provision	0.9	3.6	11.3	12.2
Net Income	$35.3	$44.7	$122.0	$123.5

Net Income per Common Share (Basic)	$1.27	$1.57	$4.36	$4.28

Net Income per Common Share (Diluted)	$1.24	$1.54	$4.28	$4.21

Weighted Average Common Shares:
Basic	27.9	28.6	28.0	28.8
Diluted	28.5	29.1	28.5	29.3

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Excess and Surplus Lines
Gross Written Premiums	$162.4	$146.5	$521.2	$462.3
Net Written Premiums	132.7	121.5	424.9	367.1
Earned Premiums	135.7	121.2	389.9	363.9
Underwriting Income	19.2	20.3	53.6	53.5
Net Investment Income	8.8	8.9	26.3	27.2
Interest Expense	(1.5)	(1.6)	(4.5)	(4.8)
Operating Income Before Taxes	$26.5	$27.6	$75.4	$75.9
Loss Ratio	54.8%	48.4%	54.3%	51.6%
Expense Ratio	31.1	35.0	32.0	33.7
GAAP Combined Ratio	85.9%	83.4%	86.3%	85.3%
Commercial Specialty
Gross Written Premiums	$147.8	$138.7	$347.3	$328.2
Net Written Premiums	97.3	103.2	216.6	226.9
Earned Premiums	73.3	72.7	217.6	215.5
Underwriting Income (Loss)	8.1	3.0	11.4	(0.5)
Net Investment Income	4.6	4.5	13.8	13.8
Interest Expense	(0.8)	(0.8)	(2.4)	(2.4)
Fee and Other Income (Expense), net	0.5	1.3	(2.0)	(1.7)
Operating Income Before Taxes	$12.4	$8.0	$20.8	$9.2
Loss Ratio	55.9%	60.3%	62.8%	64.7%
Expense Ratio	33.1	35.6	32.0	35.6
GAAP Combined Ratio	89.0%	95.9%	94.8%	100.3%
Syndicate 1200
Gross Written Premiums	$157.7	$146.7	$463.5	$443.8
Net Written Premiums	114.9	116.5	316.5	324.5
Earned Premiums	99.1	104.4	305.5	305.9
Underwriting Income	4.1	7.2	20.6	27.4
Net Investment Income	2.3	2.1	6.9	7.9
Interest Expense	(0.6)	(0.8)	(1.9)	(2.4)
Fee and Other Income, net	1.1	0.3	2.4	1.8
Operating Income Before Taxes	$6.9	$8.8	$28.0	$34.7
Loss Ratio	55.1%	54.3%	52.6%	50.5%
Expense Ratio	40.8	38.8	40.7	40.6
GAAP Combined Ratio	95.9%	93.1%	93.3%	91.1%
International Specialty
Gross Written Premiums	$63.2	$64.0	$233.5	$244.6
Net Written Premiums	41.0	38.0	135.4	135.6
Earned Premiums	37.6	38.0	113.2	112.6
Underwriting Income	1.4	2.5	14.9	12.6
Net Investment Income	2.9	2.3	8.8	6.1
Interest Expense	(0.8)	(0.8)	(2.3)	(2.3)
Operating Income Before Taxes	$3.5	$4.0	$21.4	$16.4
Loss Ratio	61.5%	58.3%	50.9%	52.5%
Expense Ratio	35.0	34.8	35.9	36.3
GAAP Combined Ratio	96.5%	93.1%	86.8%	88.8%

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ARGO GROUP INTERNATIONAL HOLDINGS LTD
(in millions)
(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
Net Prior Year Development	2015	2014	2015	2014
(Favorable)/Unfavorable
Excess and Surplus Lines	$(10.1)	$(12.9)	$(25.1)	$(34.6)
Commercial Specialty	(1.2)	0.3	10.4	5.2
Syndicate 1200	(0.3)	(0.6)	(2.8)	(15.8)
International Specialty	(2.1)	(0.5)	(5.8)	(0.1)
Run-off	7.1	10.6	8.0	18.9
Total	$(6.6)	$(3.1)	$(15.3)	$(26.4)

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET INCOME
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Income Before Taxes:
From Operations	$30.7	$29.4	$99.9	$90.4
Foreign Currency Exchange Gain	1.8	6.0	8.4	2.8
Net Realized Investment and Other Gains	3.7	12.9	25.0	42.5
Income Before Taxes	36.2	48.3	133.3	135.7
Income Tax Provision	0.9	3.6	11.3	12.2
Net Income	$35.3	$44.7	$122.0	$123.5

Net Income per Common Share (Diluted)	$1.24	$1.54	$4.28	$4.21

Operating Income per Common Share (Diluted)
At Assumed Tax Rate:
Income (a)	1.02	1.33	3.74	3.70
Foreign Currency Exchange Gains (a)	(0.05)	(0.17)	(0.24)	(0.07)
Net Realized Investment and Other Gains (a)	(0.11)	(0.35)	(0.70)	(1.16)

Operating Income per Common Share	0.86	0.81	2.80	2.47

(a) Per diluted share at assumed tax rate of 20%.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME TO NET INCOME
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Earned Premiums	346.0	337.6	1,026.6	999.4
Losses and Loss Adjustment Expenses	200.0	191.9	574.3	559.5
Underwriting, Acquisition and Insurance Expenses	132.8	133.8	401.9	399.3
Underwriting Income	13.2	11.9	50.4	40.6
Net Investment Income	21.3	20.8	63.9	64.7
Fee and other income (expense), net	1.0	1.6	(0.1)	0.1
Net Realized Investment and Other Gains	3.7	12.9	25.0	42.5
Interest Expense	(4.8)	(4.9)	(14.3)	(15.0)
Foreign Currency Exchange Gain	1.8	6.0	8.4	2.8
Income Before Taxes	36.2	48.3	133.3	135.7
Income Tax Provision	0.9	3.6	11.3	12.2
Net Income	$35.3	$44.7	$122.0	$123.5

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions)

	Nine Months Ended September 30,
	2015	2014	% Change

Net income	$122.0	$123.5	(1.2%)
Operating income (a)	79.9	72.3	10.5%

Shareholders' Equity - Beginning of the period	1,646.7	1,563.0	5.4%
Shareholders' Equity - End of current period	1,641.5	1,633.1	0.5%
Average Shareholders' Equity	$1,644.1	$1,598.1	2.9%

Annualized net income return on average shareholders' equity	9.9%	10.3%
Annualized operating income return on average shareholders' equity	6.5%	6.0%

(a) at assumed 20% tax rate

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